                                                                   EXHIBIT 10.18


                  AMENDED AND RESTATED EMPLOYMENT AGREEMENT

           AMENDED AND RESTATED AGREEMENT made as of this ______ day of _______ 2000 (the "Agreement"), by and between Orion Power Holdings, Inc., a Delaware corporation (the "Company") and W. Thaddeus Miller (the "Employee").

           WHEREAS, the Company has been formed by GS Capital Partners II, L.P. and Constellation Power Source, Inc. for the purpose of investing in and managing the operations of a portfolio of electric generating assets in the United States and Canada;

           WHEREAS, the Company and the Employee entered into an employment agreement on June 1, 1999 (the "Original Agreement") wherein the Company employed the Employee as Chief Legal Officer, with the responsibilities and duties of an executive officer of the Company;

           WHEREAS, effective November 5, 1999, the Employee was appointed Executive Vice President of the Company; and

           WHEREAS, the Employee and the Company wish to amend and restate the Original Agreement.

           NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

           1. Employment. Subject to the terms and provisions of this Agreement, the Company hereby employs the Employee and the Employee hereby accepts such employment by the Company upon the terms and conditions hereinafter set forth.

           2.    Duties.

                 (a) During the Employment Term (as defined in Section 7 hereof), the Employee shall serve as Chief Legal Officer of the Company and, commencing November 5, 1999 until the last day of his Employment Term, the

Employee shall also serve as Executive Vice President, and the Employee shall perform such duties, services and responsibilities and have the authority commensurate to such positions as determined from time to time by the Board of Directors of the Company (the "Board"). The Employee shall report directly to the Chief Executive Officer of the Company.

           The Employee shall devote his full business time, attention and skill to the performance of such duties, services and responsibilities, and will use his best efforts to promote the interests of the Company. The Employee will not, without the prior written approval of the Board, engage in any other business activity which could interfere with the performance of his duties, services and responsibilities hereunder or which is in violation of policies established from time to time by the Company.

                 (b) Location. The Employee will work both in the Company's Baltimore office and his home office in New York. The Employee understands that he may be required work in the Company's Baltimore office up to three days per week, at the discretion of the Chief Executive Officer. The Company shall reimburse the Employee for all reasonable travel and lodging expenses incurred by the Employee commuting to and from the Company's Baltimore office, provided that the Employee complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses. Employee shall not be reimbursed for related meal expenses. If the Company relocates its headquarters to a New York City metropolitan area office, the Employee understands that he will be required to work in that office on a full-time basis.

           3.    Monetary Remuneration.

                 (a) Base Salary. During the Employment Term, the Company shall pay to the Employee in consideration of the performance by the Employee of the Employee's obligations hereunder (including any services as an officer, employee, or otherwise), a salary (the "Base Salary") at an annual rate of three hundred and seventy-five thousand dollars ($375,000). The Base Salary shall be reviewed, and may be increased (but not decreased), in accordance with the Company's salary review program or practice applicable to senior executive officers of the Company. Without limiting the generality of the foregoing, the Base Salary shall be increased on or before March 1 of each calendar year, beginning with calendar year 2001, by a percentage no less than the percentage increase in the United States Consumer Price Index for the Washington-Baltimore metropolitan area for the preceding calendar year.

           The Base Salary shall be payable in accordance with the normal payroll practices of the Company then in effect and subject to all applicable taxes required to be withheld by the Company pursuant to federal, state or local law. The Employee shall be solely responsible for taxes imposed on the Employee by reason of any compensation and benefits provided hereunder.

                 (b) Annual Bonus. The Company shall provide the Employee the opportunity to earn an annual incentive bonus (the "Bonus"). Such Bonus shall be variable based upon the attainment of performance criteria described below, shall be payable in an amount equal to 75% of the Base Salary in effect on the last day of the applicable fiscal year (upon attainment of targeted performance criteria), may be payable at less than 75% of such Base Salary (at agreed-upon levels of partial attainment of targeted performance criteria), may be payable in amounts in excess of 75% of such Base Salary (upon exceeding targeted performance criteria), but shall in no event exceed 150% of such Base Salary, in respect of each of the Company's fiscal years ending during the Employment Term, beginning with the 2000 fiscal year; provided, however, that the Bonus payable in respect of fiscal year 2000 shall, in any event, not be less than three hundred and seventy-five thousand dollars ($375,000). Each annual Bonus shall be payable promptly following a determination by the Board (or a designated committee thereof) that the applicable performance criteria have been satisfied, but in no event later than thirty (30) days after the Company's receipt of the report prepared by its regular independent certified public accountants with respect to the Company's financial statements for such fiscal year.

           For each fiscal year during the Employment Term, appropriate performance criteria shall be developed jointly and in good faith by the Employee and the Board (or designated committee thereof) in connection with the development and approval of an annual strategic plan for the Company. Notwithstanding the foregoing, the Company and the Employee acknowledge that such performance criteria may consist of specific financial or nonfinancial objectives relating to both the Company and the Employee that are established in accordance with the foregoing procedures.

           4.    Benefits.

                 (a) In addition to the payments described above, during the Employment Term, the Employee shall be entitled to participate in, in accordance with the terms and conditions of the applicable plan, program or arrangement, all of the employee benefit plans or programs, and all of the fringe benefit and executive perquisites, made available by the Company, to, or for the benefit of, its senior executive officers or to its employees in general, as such plans, programs or arrangements may be in effect from time to time. The Employee's participation in any such plans, programs and arrangements shall be on a basis no less favorable than that of other senior executive officers of the Company. Nothing contained in this Agreement shall require the Company to establish any plan, program or arrangement or shall preclude the Company from amending or terminating any plan, program or arrangement which heretofore exists or may hereinafter be established; provided, however, it is the Company's intention that the general type and level of benefits provided by the Company to its officers and employees shall be, in the aggregate, generally comparable to the type and level of benefits offered by similar companies in the Company's general industry, as determined in good faith by the Board.

                 (b) In addition to the reimbursement provided for under Section 2(b), during the Employment Term, the Company shall reimburse the Employee for all reasonable business expenses incurred by the Employee in carrying out the Employee's duties, services and responsibilities under this Agreement, provided that the Employee complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses.

           5.    Equity Awards.

                 (a) 1998 Stock Incentive Plan. Reference is hereby made to the Company's 1998 Stock Incentive Plan, as amended from time to time (the "Plan"). Defined terms used in this Section 5 but not defined herein shall have the meanings set forth in the Plan.

                 (b) IPO Bonus Option. Upon the effective date of the Initial Public Offering of the Company, the Company shall grant to the Employee a nonqualified stock option to purchase one hundred and twenty thousand (120,000) shares of Common Stock (the "IPO Bonus Option") with a per share exercise price equal to the price per share of Common Stock offered to the public in the Initial Public Offering. The IPO Bonus Option shall vest ratably on a daily basis over the period beginning on the date the IPO Bonus Option is granted pursuant to this Section 5(b) and ending on the fifth anniversary of such date.

                 (c) Initial Annual Option. Upon the effective date of an Initial Public Offering of the Company, the Company shall grant to the Employee a nonqualified option to purchase eighty thousand (80,000) shares of Common Stock (the "Initial Annual Option"), having a per share exercise price equal to the price per share of Common Stock offered to the public in the Initial Public Offering. The Initial Annual Option shall vest ratably on a daily basis over the period beginning on the date the Initial Annual Option is granted pursuant to this Section 5(c) and ending on the third anniversary of such date.

                 (d) Annual Options. On January 1, 2002 and on each January 1 thereafter during the Employment Term, the Company shall grant to the Employee a nonqualified option to purchase a number of shares of Common Stock as determined by the Board in its sole discretion (each an "Annual Option"); provided, however, that each Annual Option shall entitle the Employee to purchase a minimum of forty thousand (40,000) shares of Common Stock. Each Annual Option shall have a per share exercise price equal to the Fair Market Value of a share of Common Stock on the date the Annual Option is granted and shall vest ratably on a daily basis over the period beginning on the date the Annual Option is granted pursuant to this Section 5(d) and ending on the third anniversary of such date.

                 (e) Accelerated Vesting and Other Conditions. Notwithstanding the foregoing provisions of this Section 5, the IPO Bonus Option, the Initial Annual Option, the Annual Options and any other stock options granted to the Employee by the Company (collectively, "the Options") shall vest fully upon the termination of the Employee's employment for circumstances described in clause
(i), (iv) or (v) of the definition of Good Reason. The Options granted pursuant to Sections 5(b) through (d) shall be subject to such additional terms and conditions as are set forth in an option agreement substantially in the form attached as Exhibit A hereto.

                 (f) Company Representations. The Company represents to the Employee that it does not presently intend to provide the Chief Executive Officer of the Company with equity-based compensation that would provide more favorable income tax treatment than the income tax treatment applicable to the Options granted to the Employee pursuant to the Agreement (unless such officer receives such favorable tax treatment in consideration of foregoing some other benefit of value that has been made available to the Employee). If after the date of this Agreement, the Company provides such officer with options, capital stock, stock purchase rights or other equity-based compensation arrangements that provide more favorable income tax treatment to such officer than the income tax treatment that is applicable to the Options granted to the Employee pursuant to this Agreement, the Company and the Employee will make a joint, good faith determination, based on all the facts and circumstances of the grant of such equity-based compensation to such officer, as to whether a modification to the Employee's Option arrangement would be necessary to ensure that the Employee is treated no less favorably than such officer with respect to the income tax treatment of the equity-based compensation provided to each, taking into account relative levels of benefit provided to each and their respective levels of authority (and if the determination is made that such an adjustment would be necessary, then the Company shall modify this Agreement and any related agreements as necessary to effect such modification).

                 (g) Stock Growth Incentive Plan. After the date hereof, the Company shall establish and adopt a stock growth incentive plan pursuant to which a specified group of officers, including the Employee, and other key employees of the Company, as determined in good faith by the Board, will be eligible to receive additional stock options subject to such terms and conditions as determined by the Board in good faith.

                 (h) Stock Purchase Agreement. The Employee and the Company have entered into that certain Stock Purchase Agreement, substantially in the form set forth as Exhibit B hereto (the "Stock Purchase Agreement"), and, the Employee has entered into note agreements with the Company from time to time, substantially in the form set forth as Annex A to the Stock Purchase Agreement (the "Notes").

           6. Vacations. During the Employment Term, the Employee shall be entitled to vacation on a basis consistent with that of other senior executive officers of the Company.

           7.    Employment Term.

                 The "Employment Term", as used in this Agreement, shall mean the period commencing on June 1, 1999 and terminating on the earliest of the following to occur:

                 (a)   the death of the Employee ("Death");

                 (b) the termination of the Employee's employment by mutual agreement of the Company and the Employee;

                 (c) the termination of the Employee's employment by the Company for Cause (as defined in Section 8 hereof);

                 (d) the termination of the Employee's employment by the Employee for Good Reason (as defined in Section 9 hereof);

                 (e) the Disability of the Employee (as determined in accordance with Section 10 hereof);

                 (f) the termination of the Employee's employment by the Company other than a termination by the Company for Cause, Disability or Death; and

                 (g) the fifth anniversary of the day preceding the first day of the Employment Term.

           8. Cause. In the event of (i) any material breach of the provisions of this Agreement by the Employee, (ii) the Employee's continued failure to perform reasonably assigned duties after a demand for substantial performance is delivered to the Employee by the Board or the Chief Executive Officer of the Company (where such demand specifically identifies the manner in which the Board or the Chief Executive Officer of the Company believes that the Employee has not substantially performed his duties) and the passage of a reasonable period of time to comply with such demand, (iii) the Employee's willful misconduct or gross negligence, (iv) conduct by the Employee involving dishonesty for personal gain, fraud or unlawful activity which is injurious to the Company, (v) a conviction of or plea of nolo contendere to a felony or any crime involving moral turpitude or (vi) the Employee shall breach any provision of
Article I of the Stock Purchase Agreement, the Company shall have the right to terminate the Employee's employment for "Cause"; provided, however, that the Employee shall not be terminated for Cause under any of clauses (i) through
(iii) above unless there shall have been delivered to the Employee a copy of a resolution duly adopted by the Board, at a meeting of such Board (after reasonable notice to the Employee and an opportunity for the Employee, together with his counsel, to be heard at such meeting), finding that in the good faith opinion of the Board, the Employee had engaged in conduct of the type described in any of clauses (i) through (iii) above and specifying the particulars thereof.

           9. Good Reason. In the event of (i) any material breach by the Company of this Agreement, any Option Agreement or other material agreement entered into with, or provided to, the Employee, (ii) a material reduction in the Employee's title, duties, responsibilities or status, (iii) the assignment to the Employee of a material amount of different or additional duties that are significantly inconsistent with the Employee's position, (iv) the relocation of the Employee, the Company's principal executive offices or all or substantially all of the Company's executive level employees without the Employee's consent, to any location outside of the Baltimore, Maryland metropolitan region, provided however, if the Employee is then residing in the New York City Metropolitan area, the relocation of the Employee, the Company's principal executive offices or all or substantially all of the Company's executive level employees to the New York City Metropolitan area shall not constitute "Good Reason", or (v) a Change in Control (as defined in the Plan, as in effect from time to time) shall occur, the Employee shall have the right to terminate his employment for "Good Reason" by giving the Company notice in writing of the reason for such termination and the Employment Term shall terminate on the date of the Employee's termination of employment; provided, however, that with respect to clause (v) above, the Employee's right to terminate his employment for Good Reason shall lapse sixty (60) days following the occurrence of the Change in Control. Anything in this Agreement to the contrary notwithstanding, any termination of the Employee by the Company without Cause at any time when the Employee has a basis to resign under clause (i), (iv) or (v) of the definition of Good Reason shall be treated for all purposes of this Agreement and all related agreements as a termination by the Employee for Good Reason under such clause (i), (iv) or (v), as appropriate.

           10. Disability. In the event of a physical or mental infirmity which renders the Employee unable to perform his duties, services and responsibilities hereunder for a total of one hundred and twenty (120) calendar days in any twelve (12)-month period (a "Disability"), the Employment Term shall automatically terminate on such one hundred and twentieth calendar day, without any further or additional action on the part of the Company.

           11.   Termination Payments.

                 (a) In the event that the Employment Term is terminated for any reason other than by the Company without Cause or by the Employee with Good
Reason: (A) the Company shall pay to the Employee any Base Salary accrued hereunder on or prior to the date of termination but not theretofore paid to the Employee; and (B) the Employee shall be entitled, in accordance with the terms and conditions of the applicable plan, program or arrangement, to all benefits accrued under any benefit plans, programs or arrangements in which the Employee shall be a participant as of the date of termination, including any Bonus earned, declared and payable (but not yet paid) in accordance with Section 3(b) hereof in respect of the then current fiscal year, or if the Bonus in respect of the then current fiscal year has not yet been earned, declared and become payable, in respect of the fiscal year ended immediately prior to the date of termination (the "Accrued Benefits"). Notwithstanding the foregoing, the Bonus amount in respect of fiscal year 2000 under Section 3(b) shall be deemed earned, declared and payable.

                 (b) Subject to paragraph (c) of this Section 11 below, in the event that the Employment Term is terminated by the Company without Cause or by the Employee for Good Reason: (A) the Company shall pay to the Employee any Base Salary accrued hereunder on or prior to the date of termination but not theretofore paid to the Employee; (B) the Company shall pay the Employee a lump sum amount equal to two (2) times the Employee's annual Base Salary at the time of the Employee's termination of employment; (C) the Company shall pay the Employee an amount equal to two (2) times the Bonus paid (or to be paid) to the Employee for the then current fiscal year, or if the Bonus in respect of the then current fiscal year has not yet been earned, declared and become payable, in respect of the fiscal year preceding the fiscal year in which such termination occurs; and (D) the Employee shall be entitled to the Accrued Benefits. For purposes of clause (C) of this paragraph, the Bonus amount in respect of fiscal year 2000 under Section 3(b) shall be deemed earned, declared and payable. Any obligation of the Company pursuant to clauses (B) and (C) of this paragraph to the extent it exceeds three hundred and seventy-five thousand dollars ($375,000) is referred to herein as the "Excess Severance Payment."

                 (c) All payments required to be made by the Company pursuant to
Section 11(a) in connection with the termination of the Employee's employment shall be payable within 15 days after the effective date of such termination; provided, however, that if any indebtedness remains outstanding under any Note as of the date of such termination, the Excess Severance Payment shall be payable on the 91st day after the effective date of such termination, and the Excess Severance Payment (less any applicable withholding taxes) will, in whole or in part, first be applied in full or partial satisfaction of any indebtedness under any Note that remains outstanding on such 91st day.

                 (d) The foregoing payments and benefits upon termination shall constitute the exclusive payments and benefits which shall be due the Employee upon a termination of the Employment Term and shall be in lieu of any such benefits under any plan, program, policy or other arrangement which has heretofore been or shall hereafter be established by the Company. The Employee shall have no other rights (other than the Employee's rights to the Accrued Benefits as provided herein) or remedies under this Agreement or any other plan, program or arrangement which has heretofore been or shall hereafter be established by the Company or otherwise in the event that the Employment Term is terminated by the Company without Cause or by the Employee for Good Reason. The Employee shall not be required to mitigate the foregoing payments by seeking employment or otherwise.

                 (e) Notwithstanding anything contained in this Agreement to the contrary, to the extent that any payment or distribution of any type to or for the benefit of the Employee by the Company, any affiliate of the Company, any person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company's assets (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder), or any affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Total Payments") is or will be subject to the excise tax imposed under Section 4999 of the Code (the "Excise Tax"), then the Total Payments shall be reduced (but not below zero) if and to the extent that a reduction in the Total Payments would result in the Employee retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and the Excise Tax), than if the Employee received the entire amount of such Total Payments. Unless the Employee shall have given prior written notice specifying a different order to the Company to effectuate the foregoing, the Company shall reduce or eliminate the Total Payments, by first reducing or eliminating the portion of the Total Payments which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the latest in time. Any notice given by the Employee pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Employee's rights and entitlements to any benefits or compensation. The determination of whether the Total Payments shall be reduced pursuant to the foregoing and the amount of such reduction shall be made, at the Company's expense, by an accounting firm selected by the Company which is one of the five largest accounting firms in the United States (other than the Company's regular independent auditor).

           12. Employee's Representation and Acknowledgment. The Employee represents to the Company that his execution and performance of this Agreement shall not be in violation of any agreement or obligation (whether or not written) that he may have with or to any person or entity, including without limitation, any prior employer. The Employee hereby acknowledges and agrees that this Agreement (and the Exhibits hereto and any other agreement or obligation referred to herein) shall be an obligation solely of the Company, and the Employee shall have no recourse whatsoever against any stockholder of the Company or any of their respective affiliates.

           13.   Employee Covenants.

                 (a) Unauthorized Disclosure. The Employee agrees and understands that in the Employee's position with the Company, the Employee has been and will be exposed to and receive information relating to the confidential affairs of the Company, including but not limited to technical information, business and marketing plans, strategies, customer information, other information concerning the Company's products, promotions, development, financing, expansion plans, business policies and practices, and other forms of information considered by the Company to be confidential and in the nature of trade secrets. The Employee agrees that during the Employment Term and thereafter, the Employee will keep such information confidential and will not disclose such information, either directly or indirectly, to any third person or entity without the prior written consent of the Company; provided, however, that (i) the Employee shall have no such obligation to the extent such information is or becomes publicly known other than as a result of the Employee's breach of his obligations hereunder and (ii) the Employee may, after giving prior notice to the Company to the extent practicable under the circumstances, disclose such information to the extent required by applicable laws or governmental regulations or judicial or regulatory process. This confidentiality covenant has no temporal, geographical or territorial restriction. Upon termination of the Employment Term, the Employee will promptly supply to the Company all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data or any other tangible product or document which has been produced by, received by or otherwise submitted to the Employee in the course or otherwise as a result of the Employee's employment with the Company during or prior to the Employment Term.

                 (b) Non-competition. By and in consideration payments and benefits to be provided to the Employee by the Company hereunder, the Employee's exposure to the proprietary information of the Company and as an inducement to the Company to enter into this Agreement with the Employee, the Employee agrees that while he is employed by the Company and for a period of one (1) year after the Employee's termination of employment with the Company for any reason (the "Noncompetition Term"), the Employee will not, directly or indirectly own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of, or be connected in any manner, including but not limited to, holding the positions of shareholder, director, officer, consultant, independent contractor, employee, partner, or investor, with any Competing Enterprise; provided, however, Employee shall not be subject to the covenants contained in this Section 13(b) or Section 13(c) following the termination of the Employee by the Company without

Cause following the occurrence of a Change in Control (as defined in the Plan, as in effect from time to time), or termination of the Employee's employment for circumstances described in clause (v) of the definition of Good Reason. For purposes of this paragraph, the term "Competing Enterprise" shall mean any person, corporation, partnership or other entity (or any of their respective subsidiaries) which, directly or indirectly, is principally engaged in the business of investing in or managing the operations of electric generating assets for wholesale resale in the United States and Canada at market-based rates. Following termination of the Employment Term, the Employee shall promptly furnish in writing to the Company, its subsidiaries or affiliates, any information reasonably requested by the Company (including any third party confirmations) to the extent necessary to confirm the Employee's compliance with the provisions of this Section 13(b). Notwithstanding anything contained in this
Section 13(b) to the contrary, the Employee shall not be prohibited from acquiring less than three percent (3%) of any class of securities of a publicly traded corporation.

                 (c) Non-solicitation. During the Noncompetition Term, if applicable, the Employee shall not interfere with the Company's relationship with, employ or endeavor to entice away from the Company, any person who, on the date of the termination of the Employment Term, was an employee or customer of the Company or otherwise had a material business relationship with the Company.

                 (d) Remedies. The Employee agrees that any breach of the terms of this Section 13 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Employee therefore also agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Employee and/or any and all entities acting for and/or with the Employee, without having to prove damages, in addition to any other remedies to which the Company may be entitled at law or in equity. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages from the Employee. The Employee acknowledges that the Company would not have entered into this Agreement had the Employee not agreed to the provisions of this Section 13. The Employee and the Company agree that the provisions of the covenant not to compete set forth in this Section 13 are reasonable. Should a court or arbitrator determine, however, that any provision of the covenant not to compete is unreasonable or unenforceable, either in period of time, geographical area, or otherwise, the parties hereto agree that the covenant should be interpreted and enforced to the maximum extent possible in accordance with law.

           The provisions of this Section 13 shall survive any termination of the Employment Term, and the existence of any claim or cause of action by the Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of this Section 13.

           14. Non-Waiver of Rights. The failure to enforce at any time the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of either party to enforce each and every provision in accordance with its terms. No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at that time or at any prior or subsequent time.

           15. Notices. Every notice relating to this Agreement shall be in writing and shall be given by personal delivery or by registered or certified mail, postage prepaid, return receipt requested; to:

           If to the Company:  Orion Power Holdings, Inc.
                               7 E. Redwood Street, 10th Floor
                               Baltimore, MD  21201
                               Telephone:  (410) 230-3507

                               with a copy to:

                               Fried, Frank, Harris, Shriver & Jacobson
                               One New York Plaza
                               New York, New York  10004
                               Telephone:  (212) 859-8156
                               Attention:  Paul M. Reinstein, Esq.

           If to the Employee: W. Thaddeus Miller
                               c/o Orion Power Holdings, Inc.
                               7 E. Redwood Street, 10th Floor
                               Baltimore, MD  21201
                               Telephone:  (410) 230-3507

           Either of the parties hereto may change their address for purposes of notice hereunder by giving notice in writing to such other party pursuant to this Section 16.

           17. Indemnification. During the Employment Term and thereafter, the Company shall indemnify the Employee to the fullest extent permitted by law against any judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) in connection with any claim, action or proceeding (whether civil or criminal) against the Employee as a result of the Employee serving as an officer of the Company or in any capacity at the request of the Company, in or with regard to any other entity, employee benefit plan or enterprise (other than arising out of the Employee's act of willful misconduct, gross negligence, misappropriation of funds, fraud or breach of this Agreement). This indemnification shall be in addition to, and not in lieu of, any other indemnification the Employee shall be entitled to pursuant to the Company's Certificate of Incorporation or By-laws or otherwise. Following the Employee's termination of employment, the Company shall continue to cover the

Employee under the Company's directors and officer's insurance, if any, for the period during which the Employee may be subject to potential liability for any claim, action or proceeding (whether civil or criminal) as a result of his service as an officer of the Company or in any capacity at the request of the Company, in or with regard to any other entity, employee benefit plan or enterprise on the same terms such coverage was provided during the Employment Term, at the highest level then maintained for any then current or former officer.

           18. Stockholder Approval. This Agreement is subject to the requisite approval of the stockholders of the Company as contemplated under proposed Treasury Regulation Section 1.280G-1, Q/A-6(a)(2)(ii), promulgated under the Internal Revenue Code of 1986, as amended.

           19. Binding Effect/Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, estates, successors (including, without limitation, by way of merger) and assigns. Notwithstanding the provisions of the immediately preceding sentence, the Employee shall not assign all or any portion of this Agreement without the prior written consent of the Company.

           20. Entire Agreement. This Agreement (together with the Exhibits hereto and the other agreements referred to herein) sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter.

           21. Severability. If any provision of this Agreement, or any application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.

           22. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without reference to the principles of conflict of laws. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Maryland state or federal court sitting in The City of Baltimore, and the parties hereto hereby consent to the jurisdiction of such courts in any such action or proceeding; provided, however, that neither party shall commence any such action or proceeding unless prior thereto the parties have in good faith attempted to resolve the claim, dispute or cause of action which is the subject of such action or proceeding through mediation by an independent third party.

           23. Modifications. Neither this Agreement nor any provision hereof may be modified, altered, amended or waived except by an instrument in writing duly signed by the party to be charged.

           24. Gender, Tense and Headings. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

                 The headings contained herein are solely for the purposes of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

           25. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

           26. Registration Rights. Other than in connection with an Initial Public Offering, as defined in the Plan, the Employee shall have the right, subject to cut-back arrangements in favor of other non-management stockholders, to include in any registration statement filed by the Company to register shares of its Common Stock (whether for its own account or for the account of other stockholders), shares of

Common Stock issued or issuable upon the exercise of any Options awarded to the Employee and to have the Company pay all expenses incurred (other than underwriting discounts and commissions) in connection with the registration of such shares of Common Stock; provided, that the managing underwriter in connection with such registration shall have reasonably determined, in its sole discretion, that such inclusion shall not adversely affect, in any manner, the public offering of such shares.

           IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by authority of its Board of Directors, and the Employee has hereunto set his hand, on the day and year first above written.


                                         ORION POWER HOLDINGS, INC.


                                         By:
                                              ----------------------------------
                                              Name:
                                              Title:



                                         ----------------------------------
                                              W. Thaddeus Miller

                                                                       EXHIBIT A

                                                      (PUBLIC COMPANY AGREEMENT)


                           ORION POWER HOLDINGS, INC.
                                     FORM OF
                       NONQUALIFIED STOCK OPTION AGREEMENT

                  THIS AGREEMENT, made as of the ____ day of ____________, 200__, (the "Grant Date") by and between Orion Power Holdings, Inc. (the "Company"), and _________________________________ (the "Optionee").

                  WHEREAS, the Company has adopted the Orion Power Holdings, Inc. 1998 Stock Incentive Plan (the "Plan") in order to provide additional incentive to certain employees, officers and directors of the Company and its Subsidiaries;

                  WHEREAS, the Committee responsible for administration of the Plan determined to grant an option to the Optionee as provided herein; and

                  WHEREAS, the Optionee entered into an Employment Agreement with the Company (the "Employment Agreement").

                  NOW, THEREFORE, the parties hereto agree as follows:

         1.       Grant of Option.

                  1.1 The Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of _______ Shares, subject to, and in accordance with, the terms and conditions set forth in this Agreement.

                  1.2 The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

                  1.3 This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

         2.       Exercise Price.

                  The price at which the Optionee shall be entitled to purchase Shares upon the exercise of the Option shall be $_____ per Share.

         3.       Duration of Option.

                  The Option shall be exercisable to the extent and in the manner provided herein for a period beginning on the Grant Date and ending on the date preceding the tenth anniversary of the Grant Date (the "Exercise Term"); provided, however, that the Option may be earlier terminated as provided in Section 6 hereof.

         4.       Exercisability of Option.

                  The Option shall vest and become exercisable as provided in Section [5(b)] [5(c)] [5(d)]1 of the Employment Agreement. Subject to the provisions of Section 5 of the Employment Agreement and Section 6 hereof, any portion of the Option that is unvested at the time of Optionee's termination of employment with the Company for any reason shall terminate immediately upon the Optionee's termination of employment with the Company.

         5.       Manner of Exercise and Payment.

                  5.1 Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by written notice delivered in person or by mail to the Secretary of the Company, at its principal executive office. Such notice shall state that the Optionee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option. If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option. The Option may not be exercised for less than 100 Shares at a time, unless the number of Shares subject to the Option is not evenly divisible by 100, in which case the final exercise may be for the remaining number of Shares. Notwithstanding the preceding, the Option may be exercised pursuant to such other procedures as may be permitted by the Committee from time to time (including, without limitation, electronic exercise methods).

                  5.2 The notice (or other method) of exercise described in
Section 5.1 hereof shall be accompanied by the full exercise price for the Shares in respect of which the Option is being exercised.

                  5.3 Upon receipt of notice (or other method) of exercise and full payment for the Shares in respect of which the Option is being exercised, the Company shall, subject to Section 12 of the Plan and further subject to the terms of any note or loan agreement entered into by and between the Optionee and the Company (a "Note"), take such action as may be necessary to effect the transfer to the Optionee of the number of Shares as to which such exercise was effective.

------------------

(1) The IPO Bonus Option vests over five years, pursuant to Section 5(b) of the Employment Agreement; the Initial Annual Option, and subsequent Annual Options, vest over three years pursuant to Sections 5(c) and 5(d), respectively.

                  5.4 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full exercise price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee's name shall have been entered as a shareholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such Shares.

                  5.5 Payment of the purchase price for the Shares being purchased pursuant to the exercise of the Option may be made by cash or check, by a transfer, either actually or by attestation, to the Company of Shares which the Optionee has held for at least six (6) months and which have a Fair Market Value on the date of such exercise equal to such purchase price and, if elected by the Optionee, all applicable Withholding Taxes (as defined in Section 12 hereof), by a cashless exercise method through a registered broker-dealer pursuant to procedures which are permitted by the Committee from time to time, by any combination of the foregoing methods, or by such other method as may be approved by the Committee.

         6. Termination of Employment. Subject to Section 5.8 of the Plan and
Section 7 hereof, each Option shall terminate prior to the time set forth in
Section 3 hereof as follows:

                  6.1 If the employment of the Optionee is terminated by the Company for any reason other than Disability, death or Cause, or by the Optionee for Good Reason (as defined in the Employment Agreement), the Optionee may, for a period ending ninety (90) days after such termination, but in no event beyond the expiration date of the Option as set forth in Section 3 hereof, exercise the Option to the extent, and only to the extent, that such Option or portion thereof was vested and exercisable as of the date of such termination (including any portion of the Option as to which the vesting is accelerated pursuant to the Employment Agreement), after which time the Option shall automatically terminate in full.

                  6.2 If the employment of the Optionee is terminated voluntarily by the Optionee, the Optionee may, for a period of ninety (90) days after such termination, exercise the Option to the extent, and only to the extent, that such Option or portion thereof was vested and exercisable as of the date of such termination, after which time the Option shall automatically terminate in full.

                  6.3 If the employment of the Optionee is terminated by reason of Disability, the Optionee may, for a period ending one (1) year after such termination, but in no event beyond the expiration date of the Option as set forth in Section 3 hereof, exercise the Option in full, after which time the Option shall automatically terminate in full.

                  6.4 If the employment of the Optionee is terminated for Cause, the Option granted to the Optionee hereunder shall immediately terminate in full and no rights thereunder may be exercised.

                  6.5 If the employment of the Optionee is terminated by reason of death, the Option may, for a period ending one (1) year after the Optionee's death, but in no event beyond the expiration date of the Option as set forth in Section 3 hereof, be exercised by the person or persons to whom such rights under the Option shall pass by will, or by the laws of descent or distribution, in full, after which time the Option shall terminate in full.

                  6.6 The Option, to the extent not yet vested and exercisable (after the application of the acceleration provisions of Sections 6.1, 6.3, 6.5 and 7), shall terminate immediately upon the Optionee's termination of employment with the Company for any reason.

         7.       Effect of Change of Control.

                  Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change of Control, the Option shall become immediately and fully vested and exercisable.

         8.       Non-Transferability.

                  The Option shall not be transferable other than by will or by the laws of descent and distribution, except that (i) the Option may be transferred, assigned or pledged to the Company as security in respect of any Note and (ii) if approved by the Company in writing, the Option may be transferred to Permitted Transferees of the Optionee.

         9.       No Right to Continued Employment.

                  Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of employment by the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate the Optionee's employment at any time.

         10.      Adjustments.

                  In the event of a Change in Capitalization, the Committee may make appropriate adjustments to the number and class of Shares or other stock or securities subject to the Option and the exercise price for such Shares or other stock or securities. The Committee's adjustment shall be made in accordance with the provisions of Section 11 of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.

         11.      Effect of a Merger, Consolidation or Liquidation.

                  Subject to Section 7 hereof, upon the effective date of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Option shall continue in effect in accordance with its terms and the Optionee shall be entitled to receive in respect of all Shares subject to the Option, upon exercise of the Option, the same number and kind of stock, securities, cash, property or other consideration that each holder of Shares was entitled to receive in the Transaction.

         12.      Withholding of Taxes.

                  The Company shall have the right to deduct from any distribution of cash to the Optionee an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to the Option. If the Optionee is entitled to receive Shares upon exercise of the Option, the Optionee shall pay the Withholding Taxes to the Company in cash, or otherwise provide or make available to the Company sufficient funds to pay the Withholding Taxes (including by a transfer of Shares which have been held for at least six (6) months, if elected by the Optionee), prior to the issuance of such Shares.

         13.      Optionee Bound by the Plan.

                  The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

         14.      Modification of Agreement.

                  This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

         15.      Severability.

                  Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

         16.      Governing Law.

                  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

         17.      Successors in Interest.
                  This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee's legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee's heirs, executors, administrators and successors.

                                             ORION POWER HOLDINGS, INC.

Attest:                                      By:  ______________________________
______________________________
Secretary
                                             ___________________________________
                                             Optionee

                                                                       EXHIBIT B

                            STOCK PURCHASE AGREEMENT


            STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of __________________, 1999 by and between Orion Power Holdings Inc., a Delaware corporation (the "Company"), and W. Thaddeus Miller (the "Purchaser").

                                    RECITALS

            WHEREAS, the Company and the Purchaser are simultaneously entering into an employment agreement pursuant to which the Purchaser is being employed as Chief Legal Officer/General Counsel of the Company;

            WHEREAS, in connection with the employment of the Purchaser by the Company, the Company desires to provide the Purchaser with an opportunity to purchase shares of common stock of the Company, par value $.01 per share (the "Common Stock") at the same time and at the same price as certain parties to the Amended and Restated Stockholders' Agreement, dated as of June 25, 1999, by and among the Company, GS Capital Partners II, L.P. ("GSCP"), Constellation Power Source Inc. ("Constellation") and the other parties named therein, as amended from time to time (the "Stockholders' Agreement"); and

            WHEREAS, the parties hereto desire to set forth in this Agreement certain rights, obligations and restrictions with respect to the issuance to, and ownership by, the Purchaser of capital stock of the Company.

            NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                           PURCHASE AND SALE OF SHARES

      Section 1.1. Commitment to Purchase Shares. On the terms and subject to the conditions of this Agreement, the Purchaser hereby commits to purchase 225 shares of Common Stock (or such lesser amount as is required pursuant to the Purchaser Capital Calls, as defined below) (the "Shares") at $1,000 per share (the "Purchase Price Per Share"), for an aggregate commitment of $225,000 (the "Commitment Amount"). The Purchaser shall be required to purchase 17.71 shares upon the commencement of his employment with the Company and the balance of such Shares (or such lesser amount as is required pursuant to the Purchaser Capital Calls) at any time GSCP and Constellation are required to purchase shares of Common Stock (a "GSCP/Constellation Purchase") as set forth in Section 3(a) of the Stockholders' Agreement. Written notice of any Purchaser Capital Call shall be given to the Purchaser at the same time and in the same manner as notice of a Capital Call (as defined in the Stockholders Agreement) is given to GSCP and Constellation pursuant to Section 3(a) of the Stockholders' Agreement.

Upon each GSCP/Constellation Purchase, the Purchaser will be required to purchase Shares, at the Purchase Price Per Share, for that portion of the Commitment Amount that is equal to the product of (a) the Commitment Amount times (b) a fraction, the numerator of which is the amount to be paid by GSCP to purchase shares of Common Stock in accordance with Section 3(a)(iv) of the Stockholders' Agreement pursuant to the Capital Call being made simultaneously with the Purchaser Capital Call and the denominator of which is GSCP's total commitment to purchase shares of Common Stock pursuant to Section 3(a)(i) of the Stockholders' Agreement (such product referred to as the "Purchaser Capital Call"). In the event that the Purchaser's employment with the Company is terminated for any reason, the Purchaser's remaining Commitment Amount shall be reduced to zero. Purchaser's commitment shall be subject to compliance with applicable federal and state securities laws.

      Section 1.2. Consideration. On the terms and subject to the conditions of this Agreement, in consideration for the sale of the Shares, on the date of such sale, the Purchaser will (a) pay to the Company 33 1/3% of the purchase price for such Shares in cash ("Cash Payment") and (b) issue a note in the form attached hereto as Annex A payable to the order of the Company in the principal amount of 66 2/3% of the Purchaser's Capital Call (the "Note"), (collectively, the Purchase Price").

      Section 1.3. Delivery of Shares and Payment. On the date of the closing of the purchase of the Shares (which, with respect to the purchase of any shares after the initial purchase of shares by the purchaser, closing shall be the same as that of the closing of the GSCP/Constellation Purchase) (the "Closing"), (i) the Company shall issue certificates representing the Shares, together with duly executed stock powers, free and clear of all liens and restrictions of any kind (except for those imposed by applicable securities laws, this Agreement and the Note) and (ii) the Purchaser shall deliver or cause to be delivered to the Company (x) the Cash Payment by wire transfer of immediately available funds, to an account or accounts designated by the Company in a written notice to the Purchaser and (y) the Note, duly authorized and executed.

                                    ARTICLE 2

                               REPRESENTATIONS AND
                            WARRANTIES OF THE COMPANY

            The Company hereby represents and warrants to Purchaser as follows:

      Section 2.1. Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All necessary action, corporate or otherwise, required to have been taken by or on behalf of the Company by applicable law, its charter documents or otherwise to authorize (i) the approval, execution and delivery on behalf of the Company of this Agreement and (ii) the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby has been taken. This Agreement constitutes a valid and binding agreement of the Company, enforceable against each respectively in accordance with its terms, except (x) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and (y) for the limitations imposed by general principles of equity. The foregoing exceptions are hereinafter referred to as the "Enforceability Exceptions."

      Section 2.2. The Shares. Upon delivery to Purchaser from time to time of certificates representing the Shares, and upon receipt by Company of the payment in full therefor, (i) good and valid title to the Shares will pass to Purchaser, free and clear of all liens and restrictions of any kind (except for those imposed by applicable securities laws and the Note) and (ii) the Shares will be validly issued, fully paid and nonassessable.

                                    ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF PURCHASER

            The Purchaser hereby represents and warrants to the Company as follows:

      Section 3.1. Natural Person; Authorization. The Purchaser is a natural person and competent to execute this Agreement and has taken all action required by law to authorize the execution and delivery of this Agreement and the transactions contemplated hereby. Upon execution, this Agreement is the valid and binding obligation of the Purchaser enforceable in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions.

      Section 3.2. Purchase Entirely for Own Account; Disclosure of Information. This Agreement is made with the Purchaser in reliance upon the Purchaser's representations to the Company which by the Purchaser's execution of this Agreement it hereby confirms, that the Shares to be received by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser does not have any contract, undertaking, agreement or arrangement (except as set forth in this Agreement) with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. The Purchaser acknowledges that it has received all the information it has requested or considers necessary or appropriate for deciding whether to purchase the Shares. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the Company and the terms and conditions of the offering of the Shares and to obtain any additional information necessary to verify the accuracy of the information given to the Purchaser.

      Section 3.3. Restricted Securities; Accredited Investor. (a) The Purchaser understands that the Shares are "restricted securities" under the Securities Act of 1933, as amended ("Act"), as they are being acquired from the Company in a transaction not involving a public offering and that under the Act and the rules and regulations thereunder such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the Purchaser represents that it is familiar with Rule 144 promulgates under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act. The Purchaser is an "accredited investor" within the meaning of paragraph (a) of Rule 501 of Regulation D promulgated under the Act. The Purchaser has sufficient knowledge and experience to analyze the Company so as to be able to evaluate the risks and merits of its investments in the Company and is financially able to bear the risks thereof.

                                    ARTICLE 4

                                  MISCELLANEOUS

      Section 4.1. Right of First Refusal. (a) Subject to subsection (d) hereof, any Shares acquired pursuant to Article I hereof shall be subject to a right of first refusal in favor of the Company with respect to any proposed sale by the Purchaser or any subsequent holder (the "Holder") of the Shares. If the Holder receives and intends to accept an offer to sell or transfer such Shares, the Holder shall deliver written notice (the "Proposed Sale Notice") by certified mail, return receipt requested to the Secretary of the Company, at its principal executive office. The Proposed Sale Notice shall state that the Holder intends to sell such Shares and the name of the proposed purchaser (the "Proposed Purchaser") and shall state the number of Shares, the price per Share and the terms and conditions for the payment of such price (the "Terms of Sale"). The foregoing right of first refusal shall not apply to any gift (or transfer without consideration) of any Shares to any Permitted Transferee (as such term is defined in the Orion Power Holdings, Inc., 1998 Stock Incentive Plan, as amended from time to time (the "Plan")), so long as such Permitted Transferee agrees in writing, in such form reasonably acceptable to the Company, that such Shares shall continue to be subject to the same conditions, restrictions and covenants in effect immediately prior to such gift or transfer.

            (b) The Company shall have thirty (30) days from the date of receipt of the Proposed Sale Notice to purchase the Shares on the Terms of Sale. The Company shall exercise its right of first refusal by giving written notice (the "Purchase Notice") to the Holder. The Purchase Notice shall set forth a date not more than thirty (30) days after the date of such notice by which the Holder should deliver the certificate(s) representing such Shares to the Company's principal executive office.

            (c) If the Company elects not to exercise its right of first refusal within thirty (30) days, the Holder may dispose of the Shares; provided, however, that such sale (i) is to the Proposed Purchaser, (ii) on the Terms of Sale, and (iii) occurs within thirty (30) days after the expiration of the Company's right of first refusal.

            (d) The Company's right of first refusal as provided herein shall expire at the time of an Initial Public Offering.

      Section 4.2.      Right of Repurchase.

            (a) Subject to subsection (b) hereof, in the event that the Purchaser's employment with the Company is terminated for any reason, the Company, or such other party as the Company may designate, shall have the right (as described below) to purchase from the Holder any and all Shares issued pursuant to Article I hereof. This repurchase right shall be exercisable by the Company, or such other party as the Company may designate, by delivery of a repurchase notice to the Holder prior to the date which is six (6) months after the later of (i) the date of termination of the Purchaser's employment with the Company for any reason or (ii) the date of issuance of any Share(s) pursuant to Article I hereof. The price payable to the Holder by the Company in connection with the Company's purchase of any Share pursuant to this
Section 4.2 shall be determined as follows:

                  (i) The purchase price per Share shall be the Fair Market Value (as such term is defined in the Plan) of a Share on the date preceding the date of purchase in the event that the Purchaser's employment is terminated at any time for any reason, other than a termination by the Company for Cause (as such term is defined in the Employment Agreement, dated June 1, 1999, by and between the Company and
      W. Thaddeus Miller).

                  (ii) The purchase price per Share shall be equal to the lesser of (a) the price paid by the Purchaser, and (b) the Fair Market Value of a Share on the date preceding the date of purchase, in the event that the Purchaser's employment is terminated by the Company for Cause.

            (b) The Company's right of repurchase as provided herein shall expire at the time of an Initial Public Offering.

      Section 4.3. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware applicable to agreements made and to be performed wholly within such jurisdiction.

      Section 4.4. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. No party hereto shall have the right to assign its rights and obligations under this Agreement, without the prior written consent of the other party.

      Section 4.5. Notices. Every notice relating to this Agreement shall be in writing and shall be given by personal delivery or by registered or certified mail, postage prepaid, return receipt requested; to:

            (a)   If to the Company:  Orion Power Holdings, Inc.
                                      7 E. Redwood Street, 10th Floor
                                      Baltimore, MD  21201
                                      Telephone:  (410) 230-3507

                                      with a copy to:

                                      Fried, Frank, Harris, Shriver & Jacobson
                                      One New York Plaza
                                      New York, New York  10004
                                      Telephone:  (212) 859-8156
                                      Attention:  Paul M. Reinstein, Esq.

            (b)   If to the Employee: W. Thaddeus Miller
                                      c/o Orion Power Holdings, Inc.
                                      7 E. Redwood Street, 10th Floor
                                      Baltimore, MD  21201
                                      Telephone:  (410) 230-3507



      Section 4.6. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.


            IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf as of the day and year first written above.


                                    ORION POWER HOLDINGS, INC.



                                    By:
                                        ----------------------------------

                                    Name:

                                    Title:


                                    W. THADDEUS MILLER




                                    --------------------------------------

                                                                         ANNEX A


                                   FORM OF(1)


                          ORION POWER HOLDINGS, INC.
              NON-RECOURSE SECURED PROMISSORY NOTE AND SECURITY
                                    AGREEMENT

                                    ("NOTE")

$                                                                         [Date]
 ---------------------------

            FOR VALUE RECEIVED, the undersigned, W. Thaddeus Miller (the "Borrower"), hereby promises to pay to Orion Power Holdings, Inc., a Delaware corporation (the "Company"), or to the legal holder of this Note at the time of
payment, the principal sum (the "Principal Sum") of [                 ]
($_______________)(2) in lawful money of the United States of America. The Borrower also agrees to pay interest (computed on the basis of a 365 day year) on any portion of the Principal Sum that remains outstanding from and after the effective date of this Note until the entire Principal Sum has been paid in full, at an annual rate of 7% simple interest; provided, however, that interest on the unpaid Principal Sum shall be payable annually, with the first interest payment due and payable on December 31, 1999, and with subsequent payments due and payable on each anniversary of such date; and further, provided, that in no event shall such interest be charged to the extent it would violate any applicable usury law. Other than with respect to the Pledged Collateral (as defined below) to the extent set forth hereunder, the obligations represented by this Note shall be without recourse to the Borrower.

            The proceeds received by the Borrower shall be used solely to acquire shares of common stock, par value $.01 per share, of the Company (the "Common Stock") pursuant to the terms set forth in that certain Stock Purchase Agreement, dated as of _______ ___ , 1999, by and among the Company and the Borrower (the "Stock Purchase Agreement").

            This Note is subject to the following further terms and conditions:


-----------------------------------
(1) To be executed in connection with each stock purchase, upon the occurrence of each Purchaser Capital Call.

(2) To be equal to two-thirds of the total stock purchased in connection with each Purchaser Capital Call.

            1. Payment Upon Maturity. The Principal Sum then outstanding and all accrued interest thereon shall become due and payable on the first to occur of (i) the fifth anniversary of the date hereof, (ii) the ninetieth (90th) day immediately following Borrower's termination of employment with the Company for any reason whatsoever and (iii) a Change in Control (as such term is defined in the Orion Power Holdings, Inc. 1998 Stock Incentive Plan, as amended from time to time (the "Plan")).

            2. Payment and Prepayment. All payments and prepayments of the Principal Sum of and the accrued interest on this Note shall be made to the Company or its order, or to the legal holder of this Note or such holder's order, in lawful money of the United States of America at the principal offices of the Company (or at such other place as the holder hereof shall notify the Borrower in writing). The Borrower may, at his option, prepay this Note in whole or in part at any time or from time to time without penalty or premium. Any prepayments of any portion of the Principal Sum of this Note shall be accompanied by payment of all interest accrued but unpaid on the portion of Principal Sum so repaid. Upon full and final payment of the Principal Sum of and interest accrued on this Note, it shall be surrendered to the Borrower and the Pledged Collateral (as defined below) shall be released, subject to the terms of any other note or similar agreement entered into by and between the Company and the Borrower from time to time.

            3.    Grant of Security Interest.

            (a) As security for the full and punctual payment of the Principal Sum and accrued interest on this Note when due and payable (whether upon stated maturity, or otherwise), the Borrower hereby grants and pledges a continuing lien on and security interest in, and, as a part of such grant and pledge, hereby pledges, assigns, transfers and conveys to the Company as collateral security, the following assets, together with any and all dividends and other distributions made in respect of such assets and any and all securities issued in substitution or exchange for such assets (the "Pledged Collateral"):

                  (i) any and all shares of Common Stock beneficially owned by the Borrower as of the date hereof and any shares purchased with the proceeds of this Note (the "Pledged Stock");

                  (ii) any and all options (the "Options") to purchase Common Stock granted to the Borrower on or prior to the date hereof or hereafter, pursuant to the Plan; and

                  (iii) any and all shares of Common Stock acquired by the
                        Borrower after the date hereof in connection with the exercise of Options or pursuant to the terms of the Stock Purchase Agreement (collectively, the "Additional Pledged Stock").

            (b) The Borrower will defend the Company's right, title and interest in and to the Pledged Collateral against the claims and demands of all other persons.

            (c) Concurrently with making this Note, the Borrower has delivered to the Company the certificates representing the Pledged Stock, together with appropriate undated stock powers duly executed in blank for the Pledged Stock and the Borrower agrees that he shall deliver to the Company certificates representing the Additional Pledged Stock upon his acquiring such shares from time to time. The Borrower agrees to deliver, if necessary or appropriate, additional undated stock powers duly executed in blank for the Pledged Stock and to take such additional action as is required from time to time to perfect the Company's security interest in the Pledged Stock, the Additional Pledged Stock and the Options.

            (d) So long as the Borrower has not defaulted in the timely payment of principal and interest hereunder, or such default shall not have been cured within (30) days following the due date of any such payment (a "Default"), the Borrower shall be entitled to vote the Pledged Stock and the Additional Pledged Stock and to give all consents, waivers and ratifications in respect of the Pledged Stock and the Additional Pledged Stock. Upon the occurrence of a Default, all voting and other consensual rights of the Borrower in the Pledged Stock and the Additional Pledged Stock shall cease and may be exercised by the Company.

            (e) Upon the occurrence of a Default, the Company shall have and may exercise all rights and remedies afforded to a secured party under the Delaware Uniform Commercial Code applicable thereto, and shall have the right to retain the Pledged Collateral in partial or full satisfaction of the Borrower's obligations under this Note in accordance with the provisions of, and to the extent permitted under, the Delaware Uniform Commercial Code. With respect to the preceding sentence, the Company shall, in its sole discretion, determine the order in which all or any portion of the assets comprising the Pledged Collateral shall be applied in satisfaction of the Borrower's obligations under this Note; provided, however, that the value of any such assets so applied shall be determined in accordance with paragraph (f) of this Section 3. Borrower hereby agrees to indemnify the Company and hold it harmless from and against any and all costs and expenses, including without limitation attorneys fees, reasonably incurred by the Company in connection with any Default.

            (f) In the event of a Default, for purposes of this Note (i) the value of a share of Common Stock as of any date shall be equal to the Fair Market Value (as defined in the Plan) of a share of Common Stock as of such date, except that if the value of a share of Common Stock is determined following the Borrower's termination of employment by the Company for "Cause" (as such term is defined in that certain Employment Agreement, dated as of ______________ [date], by and among the Borrower and the Company), then for purposes of this Note the value of a share of Common Stock shall be deemed to equal the lesser of (A) the price paid by the Borrower for such share and (B) the Fair Market Value of such share and (ii) the value of an Option as of any date shall be equal to the Fair Market Value of the shares of Common Stock subject to the Option as of such date, less (A) the aggregate exercise price of such Option and (B) all applicable withholding taxes payable in respect of such Option.

            (g) The Borrower agrees that at any time and from time to time upon the written request of the Company, the Borrower will execute and deliver such further documents and do or cause to be done such further acts and things as the Company may reasonably request in order to effect the purposes of this Note and the grant of the security interest hereunder.

            4. Notice. For the purposes of this Note, notices, demands and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

            If to the Borrower:

                  W. Thaddeus Miller
                  c/o Orion Power Holdings, Inc.
                  7 E. Redwood Street, 10th Floor
                  Baltimore, MD  21201
                  Telephone:  (410) 230-3507

            If to the Company:

                  Orion Power Holdings, Inc.
                  7 E. Redwood Street, 10th Floor
                  Baltimore, MD  21201
                  Telephone:  (410) 230-3507
or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.


            5.    Miscellaneous.

            (a) No delay or failure by the Company or the holder of this Note in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the holder hereof of any right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

            (b) The headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of the provisions hereof.

            (c) The provisions of this Note shall be governed by and construed in accordance with laws of the State of Delaware, without giving effect to the choice of law principles thereof.


            IN WITNESS WHEREOF, this Note has been duly executed and delivered to the Company by the Borrower on the date first above written.


                                   ----------------------------------
                                                Borrower


Witness:


------------------------------